Exhibit 99.1

2012 Stockholders Meeting Cleveland, Ohio presented by John McCann June 21st, 2012

Continued focus on key 2 factors Sales Potential New Distribution Current Accounts Overhead Reduction & Cost Control All Divisions

Sales Growth Organic Growth Do more with current customers New Distribution Align ourselves with channels of distributions

Overhead Reduction/Cost Control  Consolidate operations where it makes sense Reduce office and warehouse expenses Reduce all controllable costs in each division

2012 Financial Performance Mace Security International, Inc. Revenue Summary by Quarter - 1,000 2,000 3,000 4,000 5,000 6,000 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 Security Total Includes IVS sales in prior quarters

2012 Financial Performance Mace Security International, Inc. Revenue Summary by Quarter 1st Quarter Analysis without IVS Sales 2,264 2011 2,360 2012 Sales in both MCS and MPD are up significantly while sales at MSP are down currently

2012 Financial Performance Mace Security International, Inc. Gross Margin Summary by Last 4 Quarters in thousands (000's omitted) Security Gross Margin 31.2% 4 Quarters Ending 3/31/11 36.5% 4 Quarters Ending 3/31/12

2012 Financial Performance Mace Security International, Inc. SG&A Expense Summary by Previous 4 Quarters in thousands (000's omitted) SG&A Expense 8,938 4 Quarters Ending 3/31/11 8,110 4 Quarters Ending 3/31/12

2012 Financial Performance Mace Security International, Inc. Operating Loss Summary by Last 4 Quarters in thousands (000's omitted) Revenues Operating Loss Adj Operating Loss $17,724 4,552 $3,543 4 Quarters Ending 3/31/11
$13,696 3,656 $2,522 4 Quarters Ending 3/31/12

2012 Financial Performance Mace Security International, Inc. Headcount - 20 40 60 80 100 120 140 160 180 200 6/30/2008 12/31/2008 12/31/2009 12/31/2010 12/31/2011 3/31/2012 Series1

In-Store Signage & Banners Floor & Counter Displays

Covert Line Low Key Security!

Outdoor & Adventure Line

Home & Business Security Line Peppergel for effective indoor defense!

The Pepper Gun Effective Less than Lethal Defense!

Summary There is a lot of work to complete & finalize in 2012 but we are setting the company up for future growth and opportunities…

DEFEND YOURSELF The original trusted brand for defense sprays since 1970